Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Associated Banc-Corp:

Re: Registration Statements on Form S-8

#2-77435	#333-121012
#2-99096	#333-121011
#33-16952	#333-121010
#33-24822	#333-120711
#33-35560	#333-120714
#33-54658	#333-120713
#33-63545	#333-120710
#33-67436	#333-120709
#33-86790	#333-166392
#333-46467	#333-188233
#333-74307	#333-208104

Re: Registration Statements on Form S-3

#2-98922	#33-67434
#33-28081	#333-202836
#33-63557	#333-208103

Re: Registration Statements on Form S-4

#333-195049

We consent to the incorporation by reference in the registration statements listed above on Forms S-8, S-3 and S-4 of Associated Banc-Corp of our reports dated February 6, 2017, with respect to the consolidated balance sheets of Associated Banc-Corp as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows, for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Associated Banc-Corp.
/s/ KPMG LLP
Chicago, Illinois
February 6, 2017